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As filed with the Securities and Exchange Commission on January 27, 2012

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE RYLAND GROUP, INC.
(Exact name of registrant as specified in its charter)
(Co-registrants are listed on the following page)

Maryland (State or other jurisdiction of incorporation or organization)	52-0849948 (I.R.S. employer Identification number)

3011 Townsgate Road, Suite 200
Westlake Village, California 91361-3027
(805) 367-3800
(Address of principal executive offices, including zip code, and telephone number, including area code, of registrant and co-registrants)

Timothy J. Geckle, Esquire
Senior Vice President, General Counsel and Secretary
The Ryland Group, Inc.
3011 Townsgate Road, Suite 200
Westlake Village, California 91361-3027
(805) 367-3800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
R.W. Smith, Jr., Esquire
DLA Piper LLP (US)
6225 Smith Avenue
Baltimore, Maryland 21209
(410) 580-3000

           Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☒

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered(1)	Amount To Be Registered	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)

Debt Securities

Common Stock, par value $1.00(3)

Preferred Stock, par value $1.00

Depositary Shares(4)

Warrants(5)

Stock Purchase Units

Stock Purchase Contracts

Guarantees of Debt Securities(6)

Total

(1)
Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)
An indeterminate aggregate offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee, except for $24,626 that has already been paid with respect to securities that were previously registered pursuant to Registration Statement No. 333-157170 (the "Prior Registration Statement"), filed by The Ryland Group, Inc. on February 6, 2009, and were not sold thereunder.

(3)
Common stock being registered hereby includes associated preferred share purchase rights, which initially are attached to, and trade with, the shares of the common stock. Value attributable to such preferred share purchase rights, if any, is reflected in the market price of the common stock.

(4)
Each depositary share will be issued under a deposit agreement and will be evidenced by a depositary receipt.

(5)
Includes warrants to purchase debt securities, warrants to purchase common stock and warrants to purchase preferred stock.

(6)
No separate consideration will be received for the guarantees.

           The registrant is filing this registration statement to replace the Prior Registration Statement which is expiring pursuant to Rule 415(a)(5) under the Securities Act. In accordance with Rule 415(a)(6), effectiveness of this registration statement will be deemed to terminate the expiring Prior Registration Statement.

Exact name of co-registrant as specified in its charter	Jurisdiction of incorporation or organization	I.R.S. Employer Identification No.
Moore's Orchard, LLC	Maryland	52-2306873
RH Builders of Indiana, Inc.	Indiana	35-1969234
RH Investment of Indiana, Inc.	Indiana	35-1969241
RH of Indiana, L.P.	Indiana	35-1968182
RH of Texas Limited Partnership	Maryland	74-2664253
Ryland Communities, Inc.	Florida	59-1741950
Ryland Homes Investment-Texas, Inc.	Maryland	52-1816608
Ryland Homes Nevada, LLC	Delaware	81-0600913
Ryland Homes of Texas, Inc.	Texas	75-2473699
Ryland Homes of Arizona, Inc.	Arizona	86-0785389
Ryland Homes of California, Inc.	Delaware	95-2635472
Ryland Organization Company	California	95-4868586
Ryland Ventures III, Inc.	Maryland	52-1733016
The Regency Organization, Inc.	Florida	59-2367217
The Ryland Corporation	California	95-4868582

PROSPECTUS

THE RYLAND GROUP, INC.

DEBT SECURITIES
COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES
STOCK PURCHASE UNITS
STOCK PURCHASE CONTRACTS
WARRANTS TO PURCHASE DEBT
SECURITIES, COMMON STOCK OR PREFERRED STOCK
GUARANTEES OF DEBT SECURITIES

        We will provide the specific terms for each of these securities in supplements to this prospectus. You should read carefully this prospectus and any supplement before you invest.

        Our common stock is listed on the New York Stock Exchange under the symbol "RYL."

        This prospectus may not be used to complete sales of securities unless it is accompanied by a prospectus supplement.

        Neither the SEC nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 27, 2012.

        You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate after the date on the front of the document.

SUMMARY

        This summary highlights information from this prospectus. Because this is a summary, it may not contain all the information you should consider before investing in the securities we are offering. You should read this entire prospectus and any supplement carefully. You should also read the documents listed below in "How to Obtain More Information" for information about us and our financial statements.

 Ryland

        We are one of the nation's largest homebuilders and a mortgage-finance company. Since our founding in 1967, we built more than 295,000 homes. Our mortgage company has provided mortgage financing and related services for more than 245,000 homebuyers. Our operations span the significant aspects of the home-buying process—from design, construction and sale of single-family and multi-family homes to mortgage origination, title insurance, escrow and insurance services.

        We are a Maryland corporation. Our headquarters are located at 3011 Townsgate Road, Suite 200, Westlake Village, California 91361-3027. Our telephone number is (805) 367-3800. Our Web site is www.ryland.com. Information contained on our Web site is not a part of, and is not incorporated into, this prospectus.

Securities We May Offer

        This prospectus is a part of a registration statement that we filed with the SEC using a "shelf" registration process. Under this shelf process, we may offer, from time to time, in one or more offerings:

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  our debt securities, which may be guaranteed by certain of our homebuilding subsidiaries;

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  shares of our common stock;

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  shares of our preferred stock;

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  shares of our preferred stock represented by depositary shares;

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  stock purchase units or stock purchase contracts; or

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  warrants to purchase our debt securities, common stock or preferred stock.

        This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities we offer. The prospectus supplement also may add, update or change information contained in this prospectus.

        We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We and our agents reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. The prospectus supplement, which we will provide to you each time we offer securities, will provide the names of any underwriters, dealers or agents involved in the sale of the securities, and any applicable fee, commission or discount arrangements with them. See "Plan of Distribution."

Debt Securities

        We may offer unsecured general obligations of our company, which may be senior debt securities, subordinated debt securities or convertible debt securities. The senior debt securities will have the same rank as all our other unsecured, unsubordinated debt. The subordinated debt securities will be entitled to payment only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made. Some or all of the co-registrants under the registration statement of which this prospectus forms a part, which are substantially all of our 100 percent-owned homebuilding subsidiaries, may guarantee the payment of debt securities issued under this prospectus. We will provide the specific terms of any guarantee in a prospectus supplement.

        The debt securities will be issued under an indenture between us and the trustee or trustees we name in the prospectus supplement. We have summarized certain general features of the debt securities from the indentures, which are or will be exhibits to the registration statement of which this prospectus is a part. We encourage you to read the indentures and our recent periodic and current reports that we file with the Securities and Exchange Commission (the "SEC"). We provide directions on how to obtain copies of these reports under "How to Obtain More Information."

Common Stock

        We may issue our common stock, $1.00 par value per share. Holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders. Holders of common stock are entitled to receive dividends declared by our board of directors, subject to the rights of preferred stockholders.

Preferred Stock and Depositary Shares

        We may issue our preferred stock, $1.00 par value per share, in one or more series. Our board of directors will determine the dividend, voting, conversion and other rights of the series being offered and the terms and conditions of its offering and sale. We may also issue fractional shares of preferred stock that will be represented by depositary shares and depositary receipts.

Stock Purchase Units and Stock Purchase Contracts

        We may issue stock purchase units and stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or preferred stock at a future date or dates. We may determine the price of shares of common stock or preferred stock at the time we issue the stock purchase contracts or the price may be determined by referring to a specific formula described in the stock purchase contracts. We may issue the stock purchase contracts separately or as a part of stock purchase units consisting of a stock purchase contract and debt securities, preferred stock, warrants or debt obligations of third parties, including U.S. Treasury securities, which secure the holders' obligations to purchase the common stock or preferred stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa. These payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner.

Warrants

        We may issue warrants to purchase our debt securities, common stock or preferred stock. The applicable prospectus supplement will describe the details of the warrants.

RISK FACTORS

        Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Prior to making a decision about investing in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K and all other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the risk factors and other information contained in the applicable prospectus supplement. Each of these risk factors could materially and adversely affect our business, financial condition, results of operations liquidity, ability to pay dividends or stock price. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. See also "Special Note Regarding Forward-Looking Information."

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

        This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors and were derived utilizing numerous important assumptions that may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Prospective investors are cautioned not to place undue reliance on these forward-looking statements. Statements preceded by, followed by, or that otherwise include the words "believes," "expects," "plans," "projects," "estimates," "predicts" and similar expressions or future or conditional verbs such as "will," "should," "would," "may" and "could" are generally forward-looking in nature and are not historical facts. Factors and assumptions involved in the derivation of forward-looking statements, and the failure of such other assumptions to be realized as well as other factors may also cause actual results to differ materially from those projected. Most of these factors are difficult to predict accurately and are generally beyond our control. These factors and assumptions may have an impact on the continued accuracy of any forward-looking statements that we make. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law. For any forward-looking statements contained in any document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

HOW TO OBTAIN MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. The Exchange Act file number for our SEC filings is 001-08029. You may read any document we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC toll free at 1-800-SEC-0330 for information about its public reference room. We file information electronically with the SEC. Our SEC filings are available from the SEC's Internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically.

        We have filed a registration statement on Form S-3 and related exhibits with the SEC under the Securities Act. This prospectus does not contain all of the information in the registration statement. We have omitted parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect the registration statement, including exhibits, at the SEC's public reference facilities or Internet site. Our statements in this prospectus about the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or other document we have filed as an exhibit to the registration statement for complete information.

        The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed:

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  Our Annual Report on Form 10-K for the year ended December 31, 2010.

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  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 (as amended) and September 30, 2011.

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  Our Current Reports on Form 8-K filed on January 18, 2011, March 24, 2011, April 4, 2011, April 28, 2011, August 17, 2011, August 26, 2011 and December 20, 2011.

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  The description of our common stock and the preferred share purchase rights attached to each share of common stock contained or incorporated in the registration statements filed by Ryland under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

        We will provide copies of these documents free of charge, to any person who receives this prospectus. To request a copy, you should contact our corporate secretary at our headquarters which are located at 3011 Townsgate Road, Suite 200, Westlake Village, California 91361-3027, telephone number (805) 367-3800. Our filings with the SEC are available without charge on our Web site as soon as reasonably practicable after filing. We use our Web site as a channel for distributing information to the securities marketplace.

        We furnish our stockholders with annual reports that contain audited financial statements.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table shows our ratio of earnings to fixed charges for the periods indicated:

	Nine months ended September 30, 2011
			Year ended December 31,
			2010		2009		2008		2007		2006
Ratio of earnings to fixed charges		(1)		(1)		(1)		(1)		(1)	9.28

(1)
For the nine-month period ended September 30, 2011 and the twelve-month periods ended December 31, 2010, 2009, 2008 and 2007, our earnings were not sufficient to cover fixed charges by approximately $38.3 million, $67.2 million, $225.3 million, $321.8 million and $417.0 million, respectively.

USE OF PROCEEDS

        Except as described in an accompanying prospectus supplement, we expect to use the net proceeds from the sale of the securities for general corporate purposes, which may include, among other things:

  •
  working capital;

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  capital expenditures;

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  acquisitions;

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  stock repurchases; and

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  the repayment of outstanding indebtedness.

        When we offer a particular series of securities, the prospectus supplement relating to that offering will describe the intended use of the net proceeds received from that offering. Pending the use of the net proceeds, we expect to invest the proceeds in short-term interest-bearing instruments or other debt securities.

GENERAL DESCRIPTION OF SECURITIES

        We may offer debt securities, shares of common stock, shares of preferred stock, depositary shares, stock purchase units, stock purchase contracts or warrants to purchase debt securities, common stock or preferred stock, or any combination of the foregoing, either individually or as units consisting of one or more securities. If securities are offered as units, we will describe the terms of the units in a prospectus supplement.

Description of Debt Securities

        We may offer any combination of senior debt securities or subordinated debt securities. Debt securities are unsecured general obligations. Senior debt securities rank above all subordinated indebtedness and equal to all other indebtedness outstanding on the date of the prospectus supplement. Subordinated debt securities rank below all other indebtedness outstanding at or after the time issued in right of payment, unless the other indebtedness provides that it is not senior to the subordinated debt.

        We may issue the senior debt securities and the subordinated debt securities under separate indentures between us, as issuer, and the trustee or trustees identified in the prospectus supplement. Any senior debt securities may be issued under an indenture dated as of June 28, 1996 between us and The Bank of New York Mellon Trust Company, N.A., as successor to JPMorgan Chase Bank, N.A., formerly known as The Chase Manhattan Bank, as trustee. Any subordinated debt securities may be issued under an indenture dated as of June 12, 2001 between us and The Bank of New York Mellon Trust Company, N.A., as successor to SunTrust Bank, as trustee. A copy of each type of indenture is filed as an exhibit to the registration statement of which this prospectus is a part. A prospectus supplement will describe the particular terms of any debt securities we may offer.

        The following summaries of the debt securities and the indentures are not complete. We urge you to read the indentures and the description of the debt securities included in the prospectus supplement.

General

        We may issue an unlimited principal amount of debt securities in separate series. We may specify a maximum aggregate principal amount for the debt securities of any series. The debt securities will have terms that are consistent with the indentures. Unless otherwise specified in the prospectus supplement, senior debt securities will be unsecured and unsubordinated obligations and will rank equal with all our other unsecured and unsubordinated debt. Subordinated debt securities will be paid only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made.

        The indentures might not limit the amount of other debt that we may incur and might not contain financial or similar restrictive covenants. The indentures might not contain any provision to protect holders of debt securities against a sudden or dramatic decline in our ability to pay our debt.

        The prospectus supplement will describe the debt securities and the price or prices at which we will offer the debt securities. The description will include:

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  the title of the debt securities;

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  any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

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  the person to whom any interest on a debt security of the series will be paid;

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  the date or dates on which we must pay the principal;

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  the rate or rates at which the debt securities will bear interest, if any, the date or dates from which interest will accrue, and the dates on which we must pay interest;

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  the place or places where we must pay the principal and any premium or interest on the debt securities;

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  the terms and conditions on which we may redeem any debt security, if at all;

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  any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

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  the denominations in which we may issue the debt securities;

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  the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;

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  the currency in which we will pay the principal of and any premium or interest on the debt securities;

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  the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

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  the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

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  if applicable, that the debt securities are defeasible;

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  if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, shares of common stock or other securities or property;

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  whether we will issue the debt securities in the form of one or more global securities and, if so, the respective depositaries for the global securities and the terms of the global securities;

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  the subordination provisions that will apply to any subordinated debt securities;

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  any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable; and

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  any addition to or change in the covenants in the indentures.

        We may sell the debt securities at a substantial discount below their stated principal amount. We will describe U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An "original issue discount security" is any debt security that provides for an amount less than the principal amount to be due and payable upon the declaration of acceleration of the maturity under the terms of the applicable indenture. The prospectus supplement relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default. In addition, we will describe U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than U.S. dollars in the prospectus supplement.

Guarantees

        Each prospectus supplement will describe, as to the debt securities to which it relates, any guarantees by our direct and indirect homebuilding subsidiaries which may guarantee the debt securities, including the terms of subordination, if any, of such guarantees. Any such guarantees will be made only by certain of our 100 percent-owned homebuilding subsidiaries, will be made on a joint and several basis and will be full and unconditional.

Conversion and Exchange Rights

        The prospectus supplement will describe, if applicable, the terms on which you may convert debt securities into or exchange them for common stock or other securities or property. The conversion or exchange may be mandatory or may be at your option. The prospectus supplement will describe how the number of shares of common stock or other securities or property to be received upon conversion or exchange would be calculated.

Subordination of Subordinated Debt Securities

        Unless the prospectus supplement indicates otherwise, the following provisions will apply to the subordinated debt securities. The indebtedness underlying the subordinated debt securities will be payable only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made. If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities. In the event the subordinated debt securities are accelerated because of an event of default, we may not make any payment on the subordinated debt securities until we have paid all senior indebtedness or the acceleration is rescinded. If the payment of subordinated debt securities accelerates because of an event of default, we must promptly notify holders of senior indebtedness of the acceleration.

        We may not make any payment on the subordinated debt securities if a default in the payment of the principal of, premium, if any, interest or other obligations, including a default under any repurchase or redemption obligation, in respect of designated senior indebtedness occurs and continues beyond any applicable grace period. We may not make any payment on the subordinated debt securities if any other default occurs and continues with respect to designated senior indebtedness that permits holders of the designated senior indebtedness to accelerate its maturity and the trustee receives a notice of such default from us, a holder of such designated senior indebtedness or other person permitted to give such notice. We may not resume payments on the subordinated debt securities until the defaults are cured or certain periods pass.

        If we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors.

        The term "designated senior indebtedness" means our obligations under any particular senior indebtedness in which the debt instrument expressly provides that the senior indebtedness will be designated senior indebtedness with respect to the subordinated debt securities. The indenture for subordinated debt securities may not limit our ability to incur additional senior indebtedness.

        Our financing agreements contain certain restrictions on our ability to incur additional senior and subordinated indebtedness.

Form, Exchange and Transfer

        We will issue debt securities only in fully registered form, without coupons, and, unless otherwise specified in the prospectus supplement, only in denominations of $1,000 and integral multiples thereof.

        The holder of a debt security may elect, subject to the terms of the indentures and the limitations applicable to global securities, to exchange them for other debt securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount.

        Holders of debt securities may present them for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer duly executed, at the office of the transfer agent we designate for that purpose. We will not impose a service charge for any registration of transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We will name the transfer agent in the prospectus supplement. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place in which we will pay on debt securities.

        If we redeem the debt securities, we will not be required to issue, register the transfer of or exchange any debt security during a specified period prior to mailing a notice of redemption. We are not required to register the transfer of or exchange any debt security selected for redemption, except the unredeemed portion of the debt security being redeemed.

Global Securities

        The debt securities may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of the debt securities. Each global security will be registered in the name of a depositary identified in the prospectus supplement. We will deposit the global security with the depositary or a custodian, and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer.

        No global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary or any nominee of the depositary unless:

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  the depositary has notified us that it is unwilling or unable to continue as depositary; or

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  an event of default occurs and continues with respect to the debt securities.

        The depositary will determine how all securities issued in exchange for a global security will be registered.

        As long as the depositary or its nominee is the registered holder of a global security, we will consider the depositary or the nominee to be the sole owner and holder of the global security and the underlying debt securities. Except as stated above, owners of beneficial interests in a global security will not be entitled to have the global security or any debt security registered in their names, will not receive physical delivery of certificated debt securities and will not be considered to be the owners or holders of the global security or underlying debt securities. We will make all payments of principal, premium and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that some purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interests in a global security.

        Only institutions that have accounts with the depositary or its nominee and persons that hold beneficial interests through the depositary or its nominee may own beneficial interests in a global security. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or any such participant.

        The policies and procedures of the depositary may govern payments, transfers, exchanges and other matters relating to beneficial interests in a global security. We and the trustee assume no responsibility or liability for any aspect of the depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a global security.

Payment and Paying Agents

        Unless the prospectus supplement indicates otherwise, we will pay principal and any premium or interest on a debt security to the person in whose name the debt security is registered at the close of business on the regular record date for such interest.

        Unless the prospectus supplement indicates otherwise, we will pay principal and any premium or interest on the debt securities at the office of our designated paying agent, except we may pay interest by check mailed to the address of the person entitled to the payment. Unless the prospectus supplement indicates otherwise, the corporate trust office of the trustee will be the paying agent for the debt securities.

        Any other paying agents we designate for the debt securities of a particular series will be named in the prospectus supplement. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.

        The paying agent will return to us all money we pay to it for the payment of the principal, premium or interest on any debt security that remains unclaimed for a specified period. Thereafter, the holder may look only to us for payment.

Consolidation, Merger and Sale of Assets

        Under the terms of the indentures, we may not consolidate or enter into a share exchange with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, unless:

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  the successor is a corporation, limited liability company, partnership, trust or other entity organized and existing under the laws of the United States, or any state, and assumes our obligations under the debt securities and the indentures;

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  immediately after the transaction, no event of default occurs and continues; and

  •
  we meet the other conditions described in the indentures.

Events of Default

        Each of the following will constitute an event of default under each indenture:

  •
  failure to pay the principal of or any premium on any debt security when due;

  •
  failure to pay any interest on any debt security when due, continued for a specified number of days;

  •
  failure to deposit any sinking fund payment when due;

  •
  failure to perform any other covenant in the indenture that continues for a specified number of days after written notice has been given by the trustee or the holders of a specified percentage in aggregate principal amount of the debt securities of that series;

  •
  certain events in bankruptcy, insolvency or reorganization; and

  •
  any other event of default specified in the prospectus supplement.

        If an event of default, other than an event of default as a result of bankruptcy, insolvency or reorganization, occurs and continues, either the trustee or the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be immediately due and payable. If an event of default occurs as a result of certain events of bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series will automatically become immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul the acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived.

        Except for certain duties in case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders have offered the trustee indemnity satisfactory to it. If they provide this indemnification, the holders of a majority in aggregate principal amount of the outstanding securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

        No holder of a debt security of any series may institute any proceeding with respect to the indentures, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

  •
  the holder has previously given the trustee written notice of a continuing event of default;

  •
  the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series have made a written request, and the holders have offered indemnity to the trustee satisfactory to it to institute the proceeding; and

  •
  the trustee has failed to institute the proceeding, and has not received a direction inconsistent with the request within a specified number of days.

        Each indenture will include a covenant requiring our officers to furnish to the trustee annually a statement as to whether, to their knowledge, we are in default under the indenture and, if so, specifying all such known defaults.

Modification and Waiver

        We and the trustee may amend the indentures with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the amendment. However, to the extent discussed in the prospectus supplement, without the consent of each holder, we may not make any amendment that would:

  •
  change the stated maturity of the principal of, or any installment of principal or interest on, any debt security;

  •
  reduce the principal, premium or interest on any debt security;

  •
  reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity;

  •
  change the place or currency of payment of principal, premium or interest on any debt security;

  •
  impair the right to enforce any payment on any debt security;

  •
  in the case of subordinated debt securities, modify the subordination provisions in a manner materially adverse to their holders;

  •
  in the case of debt securities that are convertible or exchangeable into other securities, adversely affect the right of holders to convert or exchange any of the debt securities;

  •
  reduce the percentage in principal amount of outstanding securities of any series for which the holders' consent is required;

  •
  reduce the percentage in principal amount of outstanding securities of any series necessary for waiver of compliance with certain provisions of the indentures or for waiver of certain defaults; or

  •
  modify provisions with respect to modification and waiver.

        The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive, on behalf of the holders of all debt securities of that series, our compliance with certain restrictive provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to debt securities of that series, except a default in the payment of principal, premium or interest on any debt security of that series or in respect of a covenant or provision of the indenture that cannot be amended without each holder's consent.

        Except in certain limited circumstances, we may set any day as a record date for the purpose of determining the holders of outstanding securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indentures. In certain limited circumstances, the trustee may set a record date for action by holders. To be effective, the action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date.

Defeasance

        We may apply the provisions in the indentures relating to defeasance and discharge of indebtedness, or to defeasance of certain restrictive covenants, to the debt securities of any series. The indentures provide that, upon satisfaction of the requirements described below, we may terminate all of our obligations under the debt securities of any series and the applicable indenture, known as legal defeasance, other than our obligation:

  •
  to maintain a registrar and paying agents and hold moneys for payment in trust;

  •
  to register the transfer or exchange of the notes; and

  •
  to replace mutilated, destroyed, lost or stolen notes.

        In addition, we may terminate our obligation to comply with any restrictive covenants under the debt securities of any series or the applicable indenture, known as covenant defeasance.

        We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option. If we exercise either defeasance option, payment of the notes may not be accelerated because of the occurrence of events of default.

        To exercise either defeasance option as to debt securities of any series, we must irrevocably deposit in trust with the trustee money and/or obligations backed by the full faith and credit of the United States that will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities. We may only establish this trust if:

  •
  no event of default has occurred and continues to occur;

  •
  in the case of legal defeasance, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the IRS a ruling or there has been a change in law, which in the opinion of our counsel, provides that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

  •
  in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

  •
  we satisfy other customary conditions precedent described in the applicable indenture.

Notices

        We will mail notices to holders of debt securities at the addresses that appear in the security register.

Title

        We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.

Governing Law

        The indentures and the debt securities will be governed by and construed in accordance with the laws of the state of New York.

Description of Common Stock

General

        Under our amended and restated articles of incorporation (our "charter"), we may issue up to 199,990,000 shares of our common stock. Holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders. Subject to preferences that may apply to our preferred stock, the holders of common stock receive ratably any dividends that may be declared by the board of directors. If we are liquidated, dissolved or wound up, we must first pay all amounts we owe our creditors and then pay the full amounts required to be paid to holders of any shares of our preferred stock then outstanding before we may make any payments to holders of shares of our common stock. All holders of shares of our common stock are entitled to share ratably in any assets available for distribution to them, after all of our creditors have been satisfied and we have paid the liquidation preferences of any of our preferred stock. Holders of common stock have no preemptive rights or rights to convert their common stock into any other securities. Our common stock is neither redeemable nor subject to call. No sinking fund provisions apply to the common stock. All outstanding shares of common stock are fully paid and nonassessable.

Limitation of Liability and Indemnification

        As permitted by Maryland law, our charter obligates us to indemnify our present and former directors and officers to the maximum extent permitted by Maryland law. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities, unless it is established that:

  •
  the act or omission of the director or officer was material to the matter giving rise to such proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

  •
  the director or officer actually received an improper personal benefit in money, property or services; or

  •
  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        As permitted by Maryland law, our charter limits the liability of our directors and officers to us and our stockholders for money damages, except to the extent that:

  •
  the person actually received an improper benefit or profit in money, property or services; or

  •
  a judgment or other final adjudication is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

        As a result of these provisions, we and our stockholders may be unable to obtain monetary damages from a director for breach of his of her duty of care.

Possible Anti-Takeover Effects

        Special Meetings.    Our bylaws provide that special meetings of our stockholders may only be called by a majority of our board, the chairman of our board, our president or holders of a majority of our outstanding voting stock. These provisions may make it more difficult for stockholders to take an action that our board opposes.

        Advance Notice Provisions.    Our bylaws establish an advance written notice procedure for stockholders seeking:

  •
  to nominate candidates for election as directors at any annual meeting of stockholders; and

  •
  to bring business before an annual meeting of our stockholders.

        Our bylaws provide that only persons who are nominated by our board or by a stockholder who has given timely written notice to our secretary before the meeting to elect directors will be eligible for election as our directors. Our bylaws also provide that any matter to be presented at any meeting of stockholders must be presented either by our board or by a stockholder in compliance with the procedures in our bylaws. A stockholder must give timely written notice to our secretary of its intention to present a matter before an annual meeting of stockholders. Our board then will consider whether the matter is one that is appropriate for consideration by our stockholders under Maryland corporate law and the SEC's rules.

        To be timely, we must receive any stockholder notice at least 75 days before the meeting. A stockholder's notice must also contain the information specified in the bylaws. These provisions may prevent or deter some stockholders from bringing matters before a stockholders' meeting or from making nominations for directors at an annual meeting.

        Business Combinations.    Maryland law prohibits specified "business combinations" between a Maryland corporation and an "interested stockholder." These business combinations include a merger, consolidation, share exchange, an asset transfer or issuance or reclassification of equity securities. Interested stockholders are either:

  •
  anyone who beneficially owns 10% or more of the voting power of the corporation's shares; or

  •
  an affiliate or associate of the corporation who was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation at any time within the two-year period immediately prior to the date in question.

        Business combinations with an interested stockholder or any affiliate of the interested stockholder are prohibited for five years after the most recent date on which the interested stockholder became an interested stockholder. Thereafter, any business combinations with the interested stockholder must be recommended by the board of directors of the corporation and approved by the vote of:

  •
  at least 80% of the votes entitled to be cast by all holders of the corporation's voting shares; and

  •
  at least 66 2/3% of the votes entitled to be cast by all holders of the corporation's voting shares other than voting shares held by the interested stockholder or an affiliate or associate of the interested stockholder.

However, these special voting requirements do not apply if the corporation's stockholders receive a minimum price for their shares, as specified in the statute, and the consideration is received in cash or in the same form previously paid by the interested stockholder for its shares.

        This business combination statute does not apply to business combinations that are approved or exempted by the corporation's board of directors prior to the time that the interested stockholder becomes an interested stockholder. The statute also does not apply to stockholders that acquired 10% or more of the corporation's voting shares in a transaction approved by the corporation's board of directors. A Maryland corporation may adopt an amendment to its charter electing not to be subject to these special voting requirements. Any amendment would have to be approved by at least 80% of the votes entitled to be cast by all holders of outstanding shares of voting stock and 66 2/3% of the votes entitled to be cast by holders of outstanding shares of voting stock who are not interested stockholders. We have elected to be generally subject to this statute.

        Control Share Acquisitions.    Maryland law provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights unless approved by a vote of 66 2/3% of the votes entitled to be cast on the matter, excluding shares owned by the acquiror or by the corporation's officers or directors who are employees of the corporation. Control shares are shares of voting stock which, if aggregated with all other shares of stock previously acquired, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

  •
  10% or more but less than 33 1/3%;

  •
  33 1/3% or more but less than a majority; or

  •
  a majority of all voting power.

        Control shares do not include shares of stock an acquiring person is entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition generally means the acquisition of, ownership of or the power to direct the exercise of voting power with respect to, control shares.

        A person who has made or proposes to make a "control share acquisition," under specified conditions, including an undertaking to pay expenses, may require the board of directors to call a special stockholders' meeting to consider the voting rights of the shares. The meeting must be held within 50 days of the demand. If no request for a meeting is made, the corporation may itself present the question at any stockholders' meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as permitted by the statute, the corporation generally may redeem any or all of the control shares, except those for which voting rights have previously been approved. This redemption of shares must be for fair value, determined without regard to voting rights as of the date of the last control share acquisition or of any stockholders' meeting at which the voting rights of the shares are considered and not approved. If voting rights for "control shares" are approved at a stockholders' meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the stock determined for purposes of appraisal rights may not be less than the highest price per share paid in the control share acquisition. The limitations and restrictions otherwise applicable to the exercise of dissenters' rights do not apply in the context of a "control share acquisition."

        The control share acquisition statute does not apply to stock acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or to acquisitions previously approved or exempted by a provision in the charter or bylaws of the corporation.

Ownership and Transfer Restrictions

        On February 25, 2009, our Board of Directors adopted an Amendment to the our Articles of Incorporation (the "Amendment"). The Amendment was approved by our stockholders at the 2009 Annual Meeting and restricts certain transfers of our common stock in order to preserve the value of certain tax assets associated with net operating loss carryforwards under Section 382 of the Internal Revenue Code. The Amendment's transfer restrictions generally restrict any direct or indirect transfer of the Company's common stock if the effect would be to increase the direct or indirect ownership of any Person (as defined in the Amendment) from less than 4.9 percent to 4.9 percent or more of our common stock, or increase the ownership percentage of a Person owning or deemed to own 4.9 percent or more of our common stock. Any direct or indirect transfer attempted in violation of this restriction would be void as of the date of the prohibited transfer as to the purported transferee.

Rights Agreement

        Our board of directors has adopted a stockholder rights plan designed to preserve the value of certain tax assets associated with net operating loss carryforwards under Section 382 of the Internal Revenue Code. As a result, we issued one preferred share purchase right for each outstanding share of common stock. One preferred share purchase right will be issued for each additional share of common stock that we issue. The rights will not be exercisable until the earlier of (i) 10 business days after a public announcement by us that a person or group has acquired 4.9% or more of our outstanding common stock; and (ii) 10 business days after the commencement of a tender or exchange offer by a person or group for 4.9% or more of our common stock. If the rights become exercisable, each right would initially represent the right to purchase from us one ten-thousandth of a share of junior participating preferred stock for a purchase price of $90.00.

        After the rights become exercisable, each holder of a right, other than rights beneficially owned by the Acquiring Person, as defined in the rights plan (which will thereupon become void), will thereafter have the right to receive upon exercise of a right and payment of the purchase price, that number of shares of common stock having a market value of two times the purchase price.

        The rights and the rights plan will expire on the earliest of (i) December 18, 2018; (ii) the time at which the rights are redeemed pursuant to the rights agreement; (iii) the time at which the rights are exchanged pursuant to the rights agreement; (iv) the repeal of Section 382 of the Internal Revenue

Code or any successor statute if our board of directors determines that the rights agreement is no longer necessary for the preservation of the tax benefits; and (v) the beginning of a taxable year of which the board of directors determines that no tax benefits may be carried forward. At any time prior to the time a person or group has acquired 4.9% or more of our outstanding common stock, the board of directors may redeem the rights at a price of $0.001 per right.

Description of Preferred Stock

        Our board is authorized to classify or reclassify any unissued portion of our authorized shares of common stock to provide for the issuance of shares of other classes or series, including preferred stock in one or more series. We may issue preferred stock from time to time in one or more classes or series, with the exact terms of each class or series established by our board. Without seeking stockholder approval, our board may issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of our common stock. We have issued rights that are in some cases exercisable for shares of junior participating preferred stock and in connection therewith, our board is authorized, without stockholder approval, to issue up to 10,000 shares of preferred stock, of which no shares are currently issued and outstanding. See "—Rights Plan."

        The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the articles supplementary relating to each series. A prospectus supplement relating to each series will specify the terms of the preferred stock, including:

  •
  the maximum number of shares in the series and the distinctive designation;

  •
  the terms on which dividends, if any, will be paid;

  •
  the terms on which the shares may be redeemed, if at all;

  •
  the liquidation preference, if any;

  •
  the terms of any retirement or sinking fund for the purchase or redemption of the shares of the series;

  •
  the terms and conditions, if any, on which the shares of the series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock;

  •
  the voting rights, if any, on the shares of the series; and

  •
  any or all other preferences and relative, participating, operational or other special rights or qualifications, limitations or restrictions of the shares.

        The issuance of preferred stock may delay, deter or prevent a change in control.

        We will describe the specific terms of a particular series of preferred stock in the prospectus supplement relating to that series. The description of preferred stock above and the description of the terms of a particular series of preferred stock in the prospectus supplement are not complete. You should refer to the applicable articles supplementary for complete information. The prospectus supplement will contain a description of U.S. federal income tax consequences relating to the preferred stock.

Description of Depositary Shares

        The description below and in the prospectus supplement is not complete. You should read the forms of deposit agreement and depositary receipts filed with the SEC in connection with the offering of each series of the preferred stock described below.

General

        We may, at our option, elect to offer fractional interests in shares of preferred stock, rather than shares of preferred stock. If we exercise that option, we will provide for a depositary to issue receipts for depositary shares, each of which will represent a fractional interest in a share of preferred stock.

        The shares of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company depositary that has its principal office in the U.S. The prospectus supplement will include the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock, to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights. Depositary receipts will be issued for depositary shares.

        The depositary may issue temporary depositary receipts substantially identical to, and entitling the holders to all the rights pertaining to, the definitive depositary receipts. Definitive depositary receipts will then be prepared thereafter and temporary depositary receipts may be exchanged for definitive depositary receipts at our expense.

        Upon surrender of depositary receipts and payment of the charges provided in the deposit agreement, the depositary will deliver the whole shares of preferred stock underlying the depositary shares.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other cash distributions on the preferred stock, rounded to the nearest cent, to the record holders of depositary shares in proportion to the numbers of such depositary shares owned by them on the relevant record date. Fractions of one cent not so distributed will be added to the next sum received by the depositary for distribution to record holders of depositary shares.

        In the event of a non-cash distribution, the depositary will, if feasible, distribute property received by it to the record holders of depositary shares entitled to them. If the distribution is not feasible, the depositary may sell the property and distribute the net proceeds to such holders.

Redemption of Depositary Shares

        If we redeem the preferred stock underlying the depositary shares, the depositary will redeem the depositary shares from the proceeds of the redemption of the preferred stock held by the depositary. The depositary will mail notice of redemption not less than 30 or more than 60 days prior to the date fixed for redemption to the record holders of the depositary shares. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the preferred stock. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem the corresponding depositary shares as of the same redemption date. If less than all the depositary shares are to be redeemed, the depositary will select by lot or pro rata which depositary shares will be redeemed.

        After the redemption, the depositary shares called for redemption will no longer be deemed to be outstanding. All rights of the holders of the depositary shares will cease, except the right to receive the money or other property to which the holders are entitled upon redemption and surrender of the depositary receipts for their depositary shares.

Voting the Preferred Stock

        The depositary will mail to the holders of depositary shares the information contained in any notice of meeting at which the holders of preferred stock are entitled to vote. Each record holder of depositary shares on the record date for the preferred stock may instruct the depositary to exercise its voting rights with respect to the depositary shares. The depositary will attempt to vote the number of shares of preferred stock underlying such depositary shares in accordance with these instructions. We will agree to take any action required to enable the depositary to vote the depositary shares. The depositary will abstain from voting shares of preferred stock to the extent it does not receive instructions from the holders of depositary shares relating to that preferred stock.

Amendment and Termination of the Deposit Agreement

        We and the depositary may amend the form of depositary receipt and any provision of the deposit agreement at any time. However, neither of us can make any amendment that would materially and adversely alter the rights of the existing holders of depositary shares without approval by the record holders of at least a majority of the outstanding depositary shares. We or the depositary may terminate a deposit agreement only if:

  •
  all outstanding depositary shares relating thereto have been redeemed; or

  •
  there has been a final distribution to the holders of preferred stock and to the holders of the related depositary shares in the event of our liquidation, dissolution or winding up.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges listed in the deposit agreement as holders' charges.

Miscellaneous

        The depositary will forward to the holders of depositary shares all reports and communications that we are required to furnish to the holders of the preferred stock.

        Neither the depositary nor Ryland will be liable if the law or any circumstance beyond its control prevents it from performing its obligations under the deposit agreement. Ryland and the depositary will be required only to perform their duties in good faith. They will not be obligated to prosecute or defend any legal proceeding regarding any depositary shares or preferred stock unless the holders of those securities provide them with satisfactory indemnity. They may rely on written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering notice to us, and we may at any time remove the depositary. Any such resignation or removal will take effect when a successor depositary is established.

Description of Stock Purchase Units
and Stock Purchase Contracts

        The following summarizes the general terms of stock purchase units and stock purchase contracts we may issue. The particular terms of any stock purchase units or stock purchase contracts we offer will be described in the prospectus supplement. This description is subject to the stock purchase contracts, and any collateral arrangements and depositary arrangements, relating to the stock purchase or stock purchase contracts.

        We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or preferred stock at a future date or dates. We may fix the consideration per share of common stock or preferred stock at the time we issue the stock purchase contracts, or the consideration may be determined by referring to a specific formula stated in the stock purchase contracts. We may issue the stock purchase contracts separately or as a part of stock purchase units consisting of a stock purchase contract and debt securities, preferred securities, warrants or debt obligations of third parties, including U.S. Treasury securities, which secure the holders' obligations to purchase the common stock or preferred stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa. These payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner.

Description of Warrants to Purchase Debt Securities

        The following summarizes the terms of the debt warrants we may offer. The debt warrants will be subject to the detailed provisions of a debt warrant agreement that we will enter into with a debt warrant agent we select at the time of issue.

General

        We may issue debt warrants evidenced by debt warrant certificates independently or together with any securities offered by any prospectus supplement. If we offer debt warrants, the prospectus supplement will describe the terms of the warrants, including:

  •
  the offering price, if any;

  •
  the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the warrants and the terms of the indenture under which the debt securities will be issued;

  •
  if applicable, the designation and terms of the debt securities with which the debt warrants are issued and the number of debt warrants issued with each debt security;

  •
  if applicable, the date on and after which the debt warrants and the related securities will be separately transferable;

  •
  the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which the principal amount of debt securities may be purchased upon exercise;

  •
  the dates on which the right to exercise the debt warrants begins and expires;

  •
  U.S. federal income tax consequences;

  •
  whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

  •
  the currencies in which the offering price and exercise price are payable; and

  •
  if applicable, any antidilution provisions.

        You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may present debt warrant certificates for registration of transfer at the corporate trust office of the debt warrant agent, which will be listed in the prospectus supplement. Warrantholders do not have any of the rights of holders of debt securities, except to the extent that the consent of warrantholders may be required for certain modifications of the terms of an indenture or form of the debt security, as the case may be, and the series of debt securities issuable upon exercise of the debt warrants. In addition, warrantholders are not entitled to payments of principal of and interest, if any, on the debt securities.

Exercise of Debt Warrants

        You may exercise debt warrants by surrendering the debt warrant certificate at the corporate trust office of the debt warrant agent, with payment in full of the exercise price. Upon the exercise of debt warrants, the debt warrant agent will, as soon as practicable, deliver the debt securities in authorized denominations in accordance with your instructions and at your sole cost and risk. If less than all the debt warrants evidenced by the debt warrant certificate are exercised, the agent will issue a new debt warrant certificate for the remaining amount of debt warrants.

Description of Warrants to Purchase
Common Stock and Preferred Stock

        The following summarizes the terms of common stock warrants and preferred stock warrants we may issue. This description is subject to the detailed provisions of a stock warrant agreement that we will enter into between us and a stock warrant agent we select at the time of issue.

General

        We may issue stock warrants evidenced by stock warrant certificates under a stock warrant agreement independently or together with any securities we offer by any prospectus supplement. If we offer stock warrants, the prospectus supplement will describe the terms of the stock warrants, including:

  •
  the offering price, if any;

  •
  if applicable, the designation and terms of the preferred stock purchasable upon exercise of the preferred stock warrants;

  •
  the number of shares of common or preferred stock purchasable upon exercise of one stock warrant and the initial price at which the shares may be purchased upon exercise;

  •
  the dates on which the right to exercise the stock warrants begins and expires;

  •
  U.S. federal income tax consequences;

  •
  call provisions, if any;

  •
  the currencies in which the offering price and exercise price are payable; and

  •
  if applicable, the antidilution provisions of the stock warrants.

        The shares of common stock or preferred stock we issue upon exercise of the stock warrants will, when issued in accordance with the stock warrant agreement, be validly issued, fully paid and nonassessable.

Exercise of Stock Warrants

        You may exercise stock warrants by surrendering to the stock warrant agent the stock warrant certificate, which indicates your election to exercise all or a portion of the stock warrants evidenced by the certificate. Surrendered stock warrant certificates must be accompanied by payment of the exercise price in the form of cash or a check. The stock warrant agent will deliver certificates evidencing duly exercised stock warrants to the transfer agent. Upon receipt of the certificates, the transfer agent will deliver a certificate representing the number of shares of common stock or preferred stock purchased. If you exercise fewer than all the stock warrants evidenced by any certificate, the stock warrant agent will deliver a new stock warrant certificate representing the unexercised stock warrants.

No Rights as Stockholders

        Holders of stock warrants are not entitled to vote, to consent, to receive dividends or to receive notice as stockholders with respect to any meeting of stockholders, or to exercise any rights whatsoever as stockholders of Ryland.

 PLAN OF DISTRIBUTION

        We may sell the securities through underwriters or dealers, through agents, or directly to one or more purchasers. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

  •
  the name or names of any underwriters, if any;

  •
  the purchase price of the securities and the proceeds we will receive from the sale;

  •
  any underwriting discounts and other items constituting underwriters' compensation;

  •
  any initial public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange or market on which the securities may be listed.

        Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

        If underwriters are used in the sale, they will acquire the securities for their own account and may resell them from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities of the series offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

        We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

        We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

        Securities may also be sold in one or more of the following transactions: (a) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement; (c) ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; (d) sales "at the market" to or through a market maker or into an existing trading market, on an exchange or otherwise, for securities; and (e) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers. Broker-dealers may also receive compensation from purchasers of the securities which is not expected to exceed that customary in the types of transactions involved.

        We may provide agents and underwriters with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

        All securities we offer other than common stock will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short-sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

 LEGAL MATTERS

        DLA Piper LLP (US), Baltimore, Maryland will provide us with an opinion as to legal matters in connection with the securities we are offering.

EXPERTS

        The consolidated financial statements of The Ryland Group, Inc. appearing in The Ryland Group, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2010 and the effectiveness of The Ryland Group, Inc.'s internal control over financial reporting as of December 31, 2010, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements and The Ryland Group, Inc.'s management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2010, have been incorporated herein by reference and included herein, respectively, in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following table shows the estimated costs and expenses, other than underwriting discounts, payable by the registrants in connection with the offering of the securities being registered.

Securities and Exchange Commission registration fee			$(1)
FINRA filing fee		*
New York Stock Exchange listing fee		*
Transfer agent's and registrar's fees		*
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous fees and expenses		*

Total	$	*

(1)
In accordance with Rules 456(b) and 457(r), the registrants are deferring payment of the registration fee for the securities offered by this prospectus, except for $24,626 that has already been paid with respect to securities that were previously registered pursuant to Registration Statement No. 333-157170, and were not sold thereunder.

*
To be provided by amendment.

Item 15.    Indemnification of Directors and Officers

        As permitted by the Maryland General Corporation Law ("MGCL"), Article Eighth, Paragraph (8) of The Ryland Group, Inc.'s Amended and Restated Articles of Incorporation (the "Charter"), provides for indemnification of directors and officers of The Ryland Group, Inc., as follows:

        (8)   The Corporation shall indemnify its directors and officers, in all capacities in which such directors and officers serve the Corporation, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law. The Corporation shall indemnify other employees and agents, in all capacities in which such employees and agents serve the Corporation, to such extent as shall be authorized by the Board of Directors or the By-Laws and be permitted by law. The foregoing shall not limit in any manner the authority of the Corporation to indemnify directors, officers, employees or agents of the Corporation to the extent authorized by the Board of Directors or the stockholders and permitted by law. The Board of Directors may take such action as is necessary to carry out these provisions and is expressly empowered to adopt, approve and amend from time to time such By-Laws, resolutions or contracts implementing these provisions or such further indemnification arrangements as may be permitted by law. No amendment or repeal of this Article EIGHTH, paragraph 8 of the Corporation's Charter shall apply to or have any effect on any right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

        The MGCL permits a corporation to indemnify its directors and officers (which include any person who is, or was, serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan), among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceedings to which they may be a party by reason of their service in those or other capacities, unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to such proceedings and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty; (b) the director or officer actually received an improper personal benefit in money, property or services; or (c) in the case of any criminal proceedings, the director or officer had reasonable cause to believe that the action or omission was unlawful.

        As permitted by the MGCL, Article Ninth of the Charter provides for limitation of liability of directors and officers of The Ryland Group, Inc., as follows:

        To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of this Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

        The MGCL permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except to the extent that (i) the person actually received an improper benefit or profit in money, property or services; or (ii) a judgment or other final adjudication is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

        As permitted under Section 2-418(k) of the MGCL, The Ryland Group, Inc. has purchased and maintains insurance on behalf of its directors and officers against any liability asserted against such directors and officers in their capacities as such, whether or not The Ryland Group, Inc. would have the power to indemnify such persons under the provisions of Maryland law governing indemnification.

Item 16.    Exhibits

        A list of exhibits filed herewith is contained in the exhibit index that immediately precedes such exhibits and is incorporated herein by reference.

Item 17.    Undertakings

A.    The undersigned registrants hereby undertake:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

        (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

        (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

            (i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

           (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

        (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

           (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned registrant;

          (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

          (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.    The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of The Ryland Group, Inc.'s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.    The undersigned registrants hereby undertake to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

D.    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

E.    The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

On behalf of the Registrant

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake Village, State of California, on the 27th day of January, 2012.

THE RYLAND GROUP, INC.
By:	/s/ LARRY T. NICHOLSON Larry T. Nicholson President and Chief Executive Officer

POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated. Each person whose signature appears below in so signing also makes, constitutes and appoints Larry T. Nicholson, Gordon A. Milne, and Timothy J. Geckle, and each of them, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, and ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

Name	Title	Date

/s/ LARRY T. NICHOLSON Larry T. Nicholson	President, Chief Executive Officer and Director (Principal Executive Officer)	January 27, 2012
/s/ GORDON A. MILNE Gordon A. Milne	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	January 27, 2012
/s/ DAVID L. FRISTOE David L. Fristoe	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	January 27, 2012
/s/ WILLIAM L. JEWS William L. Jews	Chairman of the Board	January 27, 2012
/s/ ROLAND A. HERNANDEZ Roland A. Hernandez	Director	January 27, 2012

Name	Title	Date

/s/ NED MANSOUR Ned Mansour	Director	January 27, 2012
/s/ ROBERT E. MELLOR Robert E. Mellor	Director	January 27, 2012
/s/ NORMAN J. METCALFE Norman J. Metcalfe	Director	January 27, 2012
/s/ CHARLOTTE ST. MARTIN Charlotte St. Martin	Director	January 27, 2012
/s/ ROBERT G. VAN SCHOONENBERG Robert G. van Schoonenberg	Director	January 27, 2012

On behalf of the Co-Registrants

        Pursuant to the requirements of the Securities Act of 1933, as amended, each undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake Village, State of California, on the 27th day of January, 2012.

MOORE'S ORCHARD, LLC(1)	RH BUILDERS OF INDIANA, INC.(2)
RH INVESTMENT OF INDIANA, INC.(2)	RH OF INDIANA, L.P.(3)
RH OF TEXAS LIMITED PARTNERSHIP(4)	RYLAND COMMUNITIES, INC.(2)
RYLAND HOMES INVESTMENT-TEXAS, INC.(2)	RYLAND HOMES NEVADA, LLC(5)
RYLAND HOMES OF TEXAS, INC.(2)	RYLAND HOMES OF ARIZONA, INC.(2)
RYLAND HOMES OF CALIFORNIA, INC.(2)	RYLAND ORGANIZATION COMPANY(6)
RYLAND VENTURES III, INC.(2)	THE REGENCY ORGANIZATION, INC.(7)
THE RYLAND CORPORATION(2)

(1) By:	Ryland Ventures III, Inc. Its: General Manager		(2) By:	/s/ SHERI L. MARKHAM Name: Sheri L. Markham Title: Secretary
	By:	/s/ SHERI L. MARKHAM Name: Sheri L. Markham Title: Secretary
(3) By:	RH Builders of Indiana, Inc. Its: General Partner		(4) By:	Ryland Homes of Texas, Inc. Its: General Partner
	By:	/s/ SHERI L. MARKHAM Name: Sheri L. Markham Title: Secretary		By:	/s/ SHERI L. MARKHAM Name: Sheri L. Markham Title: Secretary
(5) By:	The Ryland Group, Inc. Its: Sole Member		(6) By:	/s/ SHERI L. MARKHAM Name: Sheri L. Markham Title: Assistant Secretary
	By:	/s/ SHERI L. MARKHAM Name: Sheri L. Markham Title: Assistant Secretary
(7) By:	/s/ SHERI L. MARKHAM Name: Sheri L. Markham Title: Assistant Secretary

 POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated. Each person whose signature appears below in so signing also makes, constitutes and appoints Larry T. Nicholson, Gordon A. Milne, and Timothy J. Geckle, and each of them, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, and ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

MOORE'S ORCHARD, LLC (1)	RH BUILDERS OF INDIANA, INC. (2)
RH INVESTMENT OF INDIANA, INC. (3)	RH OF INDIANA, L.P. (4)
RH OF TEXAS LIMITED PARTNERSHIP (5)	RYLAND COMMUNITIES, INC. (6)
RYLAND HOMES INVESTMENT-TEXAS, INC. (7)	RYLAND HOMES NEVADA, LLC (8)
RYLAND HOMES OF TEXAS, INC. (9)	RYLAND HOMES OF ARIZONA, INC. (10)
RYLAND HOMES OF CALIFORNIA, INC. (11)	RYLAND ORGANIZATION COMPANY (12)
RYLAND VENTURES III, INC. (13)	THE REGENCY ORGANIZATION, INC. (14)
THE RYLAND CORPORATION (15)

Name	Title	Date

/s/ PETER G. SKELLY Peter G. Skelly	President (Chief Executive Officer) and Director of (2), (3), (6), (7), (9), (10), (11), (13) and (14)	January 27, 2012
/s/ GORDON A. MILNE Gordon A. Milne	President (Chief Executive Officer) and Chief Financial Officer of (12) and (15) and Director of (12)	January 27, 2012
/s/ TIMOTHY J. GECKLE Timothy J. Geckle	Director of (2), (3), (6), (7), (9) - (15)	January 27, 2012
/s/ KIMBERLY G. NELSON Kimberly G. Nelson	Treasurer (Chief Financial Officer) of (2), (3), (6), (7), (9) - (11), (13) and (14)	January 27, 2012
/s/ DAVID L. FRISTOE David L. Fristoe	Senior Vice President, Chief Accounting Officer and Controller of (15)	January 27, 2012
/s/ ROBERT J. CUNNION Robert J. Cunnion	Director of (15)	January 27, 2012

Exhibit Index

Exhibit No.	Description
1.1	Underwriting Agreement Basic Provisions (Incorporated by reference to our Current Report on Form 8-K filed January 11, 2005)
4.1	Articles of Restatement of The Ryland Group, Inc., as amended (Incorporated by reference to our Form 10-Q for the quarter ended March 31, 2005)
4.2	Articles of Amendment of The Ryland Group, Inc. (Incorporated by reference to our Form 10-Q for the quarter ended June 30, 2009)
4.3	Articles Supplementary of The Ryland Group, Inc. (Incorporated by reference to our Registration Statement on Form S-3 (No. 333-157170) filed on February 6, 2009)
4.4	By-laws of The Ryland Group, Inc., as amended (Incorporated by reference to our Current Report on Form 8-K filed December 14, 2010)
4.5*	Form of Articles of Incorporation used (with variations) by co-registrants that are incorporated in Arizona
4.6*	Form of Articles of Incorporation used (with variations) by co-registrants that are incorporated in California
4.7*	Form of Certificate of Incorporation used (with variations) by co-registrants that are incorporated in Delaware
4.8*	Form of Articles of Incorporation used (with variations) by co-registrants that are incorporated in Florida
4.9*	Form of Articles of Incorporation used (with variations) by co-registrants that are incorporated in Indiana
4.10*	Form of Articles of Incorporation used (with variations) by co-registrants that are incorporated in Maryland
4.11*	Form of Articles of Incorporation used (with variations) by co-registrants that are incorporated in Texas
4.12*	Form of By-laws used (with variations) by Ryland Homes Investment-Texas, Inc. and Ryland Ventures III, Inc.
4.13*	Form of By-laws used (with variations) by Ryland Homes of Arizona, Inc., Ryland Communities, Inc., Ryland Homes of Texas, Inc. and RH Investment of Indiana, Inc.
4.14*	Form of By-laws used (with variations) by The Ryland Corporation, RH Builders of Indiana, Inc. and Ryland Organization Company
4.15*	By-laws of Ryland Homes of California, Inc.
4.16*	By-laws of The Regency Organization, Inc.
4.17*	Form of Articles of Organization used (with variations) by registrants that are limited liability companies in Maryland
4.18*	Articles of Organization of Moore's Orchard, LLC
4.19*	Form of Operating Agreement used (with variations) by registrants that are limited liability companies in Maryland
4.20*	Certificate of Formation of Ryland Homes Nevada, LLC, a Delaware limited liability company

Exhibit No.	Description
4.21*	Form of Operating Agreement used (with variations) by registrants that are limited liability companies in Delaware
4.22*	Form of Certificate of Limited Partnership used (with variations) for a limited partnership
4.23*	Limited Partnership Agreement of RH of Indiana, L.P.
4.24*	Amended and Restated Agreement of Limited Partnership for RH of Texas Limited Partnership
4.25
Indenture dated as of June 28, 1996 between The Ryland Group, Inc. and The Bank of New York Mellon Trust Company, N.A., as successor to JPMorgan Chase Bank, N.A., formerly known as The Chase Manhattan Bank (Incorporated by reference to our Post-Effective Amendment No. 1 to our Registration Statement on Form S-3 (No. 33-50933) filed May 15, 1996)
4.26
Indenture dated as of June 12, 2001 between The Ryland Group, Inc. and The Bank of New York Mellon Trust Company, N.A., as successor to SunTrust Bank (Incorporated by reference to our Form 8-K filed June 13, 2001)
4.27	Form of Supplemental Indenture relating to Guarantees (Incorporated by reference to Amendment No. 1 to our Registration Statement on Form S-3 (No. 333-121469) filed on January 4, 2005)
4.28	Rights Agreement dated as of December 18, 2008 between The Ryland Group, Inc. and American Stock Transfer & Trust Company, LLC (Incorporated by reference to our Form 8-A filed on December 29, 2008)
4.29**	Form of Deposit Agreement
4.30**	Form of Stock Purchase Contract
4.31**	Form of Stock Warrant Provisions
5.1†	Opinion of DLA Piper LLP (US)
12.1†	Computation of Ratio of Earnings to Fixed Charges
23.1†	Consent of Ernst & Young LLP, independent registered public accounting firm
23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)
24.1	Powers of Attorney of The Ryland Group, Inc. (included on the signature pages hereto)
24.2	Powers of Attorney of co-registrants (included on the signature pages hereto)
25.1†	Statement of Eligibility and Qualification on Form T-1 of The Bank of New York Mellon Trust Company, N.A., as Trustee under the Senior Indenture
25.2***	Statement of Eligibility and Qualification on Form T-1 (Subordinated Indenture)

†
Filed herewith.

*
Incorporated by reference to our Registration Statement on Form S-3 (No. 333-121469) filed on December 20, 2004, as amended.

**
To be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.

***
To be filed at a later date in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.